Exhibit 1

                             JOINT FILING AGREEMENT

            The undersigned hereby agree that the Statement on Schedule 13D, dated January 26, 2004 (the "Schedule 13D"), with respect to the Common Stock, par value $0.01 per share, of MarketWatch.com, Inc., is, and any amendments executed by us shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that this Agreement shall be included as an exhibit to the Schedule 13D and each such amendment. Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein. This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 26th day of January 2004.

                                          CBS Broadcasting Inc.

                                          By:   /s/ Michael D. Fricklas

                                          --------------------------------------
                                          Michael D. Fricklas
                                          Executive Vice President

                                          Westinghouse CBS Holding Company, Inc.

                                          By:   /s/ Michael D. Fricklas
                                          --------------------------------------
                                          Michael D. Fricklas
                                          Executive Vice President

                                          Viacom Inc.

                                          By:   /s/ Michael D. Fricklas
                                          --------------------------------------
                                          Michael D. Fricklas
                                          Executive Vice President

                                          NAIRI, Inc.

                                          By:   /s/ Sumner M. Redstone
                                          --------------------------------------
                                          Sumner M. Redstone
                                          Chairman and President

                                          National Amusements, Inc.

                                          By:   /s/ Sumner M. Redstone
                                          --------------------------------------
                                          Sumner M. Redstone
                                          Chairman and Chief Executive Officer

                                           /s/ Sumner M. Redstone
                                          --------------------------------------
                                          Sumner M. Redstone
                                          Individually